Exhibit 10.3

Form of Time-Vesting RSU Award for Non-Executive Employees

Limbach Holdings, Inc.

Limbach Holdings, Inc. Omnibus Incentive Plan

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made effective as of [DATE], 2017 (the “Grant Date”) by and between Limbach Holdings, Inc., a Delaware corporation (the “Company”), and [______________________] (the “Participant”), pursuant to the Limbach Holdings, Inc. Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires from time to time to grant Awards with respect to shares (the “Shares”) of its common stock, par value $0.001 per Share (the “Common Stock”), to certain key Employees, non-employee Directors and Consultants of the Company and its Subsidiaries or Affiliates;

WHEREAS, the Company has adopted the Plan in order to effect such Awards; and

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant this Award to the Participant.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Grant and Vesting of Restricted Stock Units.

(a) As of the Grant Date, the Participant will be credited with [______] time-vesting Restricted Stock Units (the “Units”). Each Unit is a notional amount that represents one unvested Share and constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of a Share if and when the Unit vests. The number of Units subject to this Award may be adjusted in any manner as contemplated by Section 5 of the Plan. The vesting of the Units shall be measured from January 1, 2017 (the “Vesting Commencement Date”).

(b) The Units shall vest in equal annual installments on each of the first (1st), second (2nd) and third (3rd) anniversaries of the Vesting Commencement Date (each, a “Vesting Date”) and be payable in accordance with Section 4 subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director or Consultant (“Service”), from the Vesting Commencement Date through the applicable Vesting Date, except as may otherwise be provided in the Participant’s employment or other services agreement with the Company (if applicable).

2. Rights as a Stockholder.

(a) Unless and until a Unit has vested and the Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Unit or that Share.

(b) Except as provided in this Section 2 or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Shares covered by the Units granted hereunder prior to the date on which he or she is recorded as the holder of those Shares on the records of the Company.

3. Termination of Service and Change in Control.

(a) Except as provided in this Section 3, as may otherwise be provided in the Participant’s employment or other services agreement with the Company or as may otherwise be determined by the Committee in its discretion, the Participant shall immediately forfeit all unvested Units upon a termination of Service occurring for any reason.

(b) Notwithstanding anything contained in this Agreement to the contrary, if the Participant’s Service is terminated by the Company for Cause, the Committee may, in its discretion, determine that all vested and unvested Units shall be automatically forfeited as of the date of termination, and require the Participant to pay to the Company in cash any financial gain he or she received with respect to vested Units within the twelve (12) month period immediately preceding such conduct constituting Cause.

(c) In the event of a Change in Control, to the extent the successor entity in the Change in Control does not assume the award of Units or substitute the awards with an equivalent award on terms that are no less favorable to the Participant, the Units granted hereunder will vest immediately in full upon the effective date of the Change in Control and be payable in accordance with Section 4.

(d) In the event of a Change in Control, to the extent the successor entity in the Change in Control assumes the award of Units or substitutes the award with an equivalent award on terms that are no less favorable to the Participant, the Units granted hereunder will vest immediately in full upon the effective date of a termination of the Participant’s Service by the Company without Cause or by the Participant for Good Reason (as defined in the Participant’s employment, severance protection agreement or similar agreement, provided that if no such agreement exists or no definition of Good Reason is provided therein, then Good Reason shall not exist).

4. Timing and Form of Payment.

Once a Unit vests, the Participant will be entitled to receive a Share in its place or, in the Committee’s discretion, an equivalent amount in cash (or partly in cash and partly in Shares). Delivery of the Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the sixtieth (60th) day following the applicable Vesting Date. Any Shares paid will be credited to an account established for the benefit of the Participant with the Company’s administrative agent. The Participant will have full legal and beneficial ownership of the Shares at that time.

5. Tax Withholding.

The Company or any Affiliate thereof shall have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, cash or Shares that are distributable to the Participant with respect to the Units in an amount sufficient to satisfy the federal, state, and local minimum withholding tax requirements (provided that the Committee may, in its discretion, allow for additional withholding not to exceed the maximum statutorily permitted amount), both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied.

6. Non-Competition, Non-Solicitation and Non-Disparagement.

(a) Restrictive Covenants. In exchange for good and valuable consideration, including the Units granted herein, the sufficiency of which is acknowledged, the Participant agrees as follows (the “Restrictive Covenants”):

(i) [Non-Competition and ]Non-Solicitation. During the period of the Participant’s Service and for one (1) year following the termination thereof, the Participant shall not and shall cause each of his or her Affiliates not to:

(A) [enter into or engage in any business that competes with the Business within the Restricted Territory;

(B) solicit customers, active prospects, business or patronage for any business, wherever located, that competes with the Business within the Restricted Territory or sell any products or services for any business, wherever located, that competes with the Business or could then be provided by the Business within the Restricted Territory;

(C) counsel, promote or assist, financially or otherwise, any person engaged in any business that competes with the Business within the Restricted Territory; or]1

(D) solicit, divert, entice or otherwise take away any employees[, customers, former customers, active prospects, business, patronage or orders]2 of the Company or any Subsidiary within the Restricted Territory or attempt to do so.

(ii) Non-Disparagement. The Participant shall not, during the period of his or her Service or at any time thereafter, disparage, denigrate or harass the Company, any of its Affiliates or any of their respective agents, employees, managers, shareholders, directors, officers, or partners.

(iii) Other Covenants. For the avoidance of doubt, the Restrictive Covenants are in addition to, and not in lieu of, any restrictive covenants to which the Participant may otherwise be subject, whether under the terms of his or her employment or services agreement or otherwise.

1 NTD: Note that any post-employment non-competition provisions and any non-solicitation provisions that are deemed to restrain a former employee’s ability to engage in a lawful profession or trade are not enforceable in California. Any awards to employees in California should therefore not include these provisions.

2 NTD: See footnote 1 above regarding enforceability of post-employment non-competition provisions and non-solicitation provisions in California.

(iv) Acknowledgement. The Participant acknowledges that these Restrictive Covenants are reasonably necessary to protect the Company’s and its clients’ and business partners’ legitimate business interests. The Participant also acknowledges that by serving in his or her position with the Company or its Affiliates, he or she is in an executive or management level position and has been entrusted with access to trade secrets and confidential information that, if made available to non-Company employees, would cause irreparable harm to the Company because of the significant time, effort and expense the Company expended in developing such trade secrets and confidential information.

(b) Definitions. For purposes of this Agreement:

(i) [“Business” means the electrical, plumbing, heating, ventilation and air conditioning construction and/or service business as a mechanical, plumbing or electrical sub-contractor, or any other business in which the Company is significantly engaged, as such businesses exist or are about to exist as part of a Board approved business plan as of the Participant’s date of termination; and]3

(ii) “Restricted Territory” means (A) the United States; and (B) the geographic area, whether within or outside of the geographic area described in clause (A), in which reside any customers with which the Participant had any contact or for which the Participant had any responsibility (whether indirect, direct or advisory) at the time of the Participant’s termination of Service or at any time during the two (2) year period prior to such termination.

(c) Reasonableness of Restrictions. The Participant agrees that the scope and duration of the Restrictive Covenants are reasonable and necessary to protect the legitimate business interests of the Company. The Participant also agrees that these Restrictive Covenants will not preclude the Participant from obtaining other gainful employment in his or her profession.

(d) Remedies for Breach.

(i) Forfeiture of Award. In the event of the Participant’s breach of any of the Restrictive Covenants, the Units (whether vested or unvested) shall immediately be forfeited.

(ii) Recovery of Shares. In the event of the Participant’s breach of any of the Restrictive Covenants, the Company shall be entitled to recover any Shares acquired upon the vesting of the Units and, if the Participant has previously sold any Shares derived from the Units, the Company shall also have the right to recover from the Participant the economic value thereof.

(iii) Other Relief. In the event of the Participant’s actual or threatened breach of this Agreement, the Participant agrees that the Company will be entitled to provisional and injunctive relief in addition to any other available remedies at law or equity.

3 NTD: See footnote 1 above regarding enforceability of post-employment non-competition provisions and non-solicitation provisions in California.

7. Nontransferability of Units.

The Units granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a permitted transferee.

8. Beneficiary Designation.

The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.

9. Transfer of Data.

The Participant consents to the Company or any Affiliate thereof processing data relating to the Participant for legal, personnel, administrative and management purposes and in particular to the processing of any sensitive personal data relating to the Participant. The Company may make such information available to any Affiliate thereof, those who provide products or services to the Company or any Affiliate thereof (such as advisers and payroll administrators), regulatory authorities, potential purchasers of the Company or the business in which the Participant works, and as may be required by law.

10. Securities Law Requirements.

(a) The Units are subject to the further requirement that, if at any time the Committee determines in its discretion that the listing or qualification of the Shares subject to the Units under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the issuance of Shares under it, then Shares will not be issued under the Units, unless the necessary listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(b) No person who acquires Shares pursuant to the Units reflected in this Agreement may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933 (the “1933 Act”)) sell the Shares, unless the offer and sale is made pursuant to (i) an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act. With respect to individuals subject to Section 16 of the Exchange Act, transactions under this Agreement are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of this Agreement or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.

11. No Guarantee of Continued Service.

Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.

12. Interpretation; Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

13. Amendments.

The Committee may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of the Units (but not any portion of the Units that has previously vested) in whole or in part, including without limitation, amending the criteria for vesting set forth in Section 1 hereof and substituting alternative vesting criteria; provided that such alteration, amendment, suspension or termination shall preserve the economic value, as determined by the Committee in its sole good faith discretion, of the previously granted Units. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

14. Miscellaneous.

(a) Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered personally, (B) mailed, certified or registered mail with postage prepaid, (C) sent by next-day or overnight mail or delivery, or (D) transmitted by fax or e-mail, as follows:

(i) If to the Company:

Limbach Holdings, Inc.

31-35th Street, Pittsburgh, PA 15201
Attention: Cristine Leifheit, Director of Human Resources
Phone: 412.359.2245

Email: cristine.leifheit@limbachinc.com

(ii) If to the Participant, to the Participant’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax or email, on the day transmitted, provided, that such transmission is confirmed.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

(d) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(e) Code Section 409A Compliance. Notwithstanding any provision of this Agreement, to the extent that the Committee determines that any portion of the Units granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Units in order to cause such portion of the Units to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(g) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

— Signature page follows —

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of the date first above written.

LIMBACH HOLDINGS, INC.

By:
Name:
Title:

Notwithstanding anything in this Agreement or in the Plan to the contrary, the Committee hereby reserves the right, in its sole discretion, to terminate and cancel this Award if the Participant fails to countersign below and return an executed copy of this Agreement to the Company on or prior to [DATE], 2017.4

PARTICIPANT

Name:

4 NTD: The Plan provides for a 60-day period to return a signed copy of the award agreement.